UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2024

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Incentive Compensation Plan

On August 8, 2024, Destination XL Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) as discussed in Item 5.07 below. At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”), including an increase in the total number of shares of common stock authorized for issuance under the 2016 Plan by 6,150,000 shares.

For a description of the material features of the 2016 Plan see “Proposal 3 –Amendments to Our 2016 Incentive Compensation Plan, Including the Increase in the Total Number of Shares of Common Stock Authorized for Issuance Under the Plan By 6,150,000 shares. –Summary of the 2016 Incentive Compensation Plan” on pages 43 through 50 of the Company’s Definitive Proxy Statement on Schedule 14A filed on June 28, 2024 in connection with the Annual Meeting. Such description is qualified in its entirety by reference to the 2016 Plan, as approved and amended by the Company’s Board of Directors and stockholders, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 8, 2024, the Company held its Annual Meeting. Set forth below are the matters submitted at the Annual Meeting by the Board of Directors of the Company to a vote of stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors.

The Company’s stockholders elected seven directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The results of the voting were as follows:

	FOR	AGAINST	ABSTAIN	Broker Non-Votes
Harvey S. Kanter	41,504,373	173,853	9,965	5,777,624
Carmen R. Bauza	40,972,053	707,568	8,570	5,777,624
Jack Boyle	40,803,516	876,000	8,675	5,777,624
Lionel F. Conacher	41,142,400	537,066	8,725	5,777,624
Willem Mesdag	40,962,152	717,314	8,725	5,777,624
Ivy Ross	41,331,891	347,702	8,598	5,777,624
Elaine K. Rubin	40,826,959	852,449	8,783	5,777,624

Proposal 2: Advisory Vote on Compensation of Named Executive Offivers.

The compensation of the Company's named executive officers was approved by a non-binding advisory vote based upon the following votes:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
36,322,608	4,325,961	1,039,622	5,777,624

Proposal 3: Approval of Amendments to the 2016 Incentive Compensation Plan.

The approval of amendments to our 2016 Incentive Compensation Plan, including the increase in the total number of shares of common stock authorized for issuance under the plan by 6,150,000 shares.:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
39,007,855	2,575,460	104,876	5,777,624

Proposal 4: Ratification of Appointment of Independent Registered Public Accountants.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending February 1, 2025 was ratified based upon the following votes:

FOR	AGAINST	ABSTAIN
47,264,806	120,030	80,979

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Destination XL Group, Inc. Second Amended and Restated 2016 Incentive Compensation Plan
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESTINATION XL GROUP, INC.

Date:	August 8, 2024	By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel and Secretary